LipidViro Tech Reports Enhanced Viral Inactivation.

May 10, 2004, Salt Lake City, UT, LipidViro Tech, Inc. (LVRO: OTCBB) introduces the Company's new GEN-3 technology, and reports enhanced viral inactivation utilizing the new GEN-3 technology.

Experiments conducted on a RNA-based, nucleo-enveloped, rhabdovirus demonstrated substantial viral inactivation in a commercial bovine serum, in less than half the time required by the older GEN-2 technology. Furthermore, the dosage of LVT3 required for successful viral inactivation was less than half the LVT3 dosage required in the earlier GEN-2 technology.

"We were very pleased with the viral inactivation results demonstrated by the older GEN-2 technology," commented Kenneth Hamik, LipidViro Tech CEO. "Obviously, with the new GEN-3 technology we are excited to demonstrate faster viral inactivation while utilizing substantially lower dosages of LVT3. The goal of most drug development programs is to produce the best result with the lowest possible drug dosage. Our new GEN-3 technology achieves this goal convincingly, and in so doing, places us on track with our stated plan of product development."

"The next step in our viral research includes studying a model coronavirus, a member of the class of viruses responsible for causing severe acute respiratory syndrome ('SARS'). The coronavirus study is currently being designed and results will be reported as they become available."

LipidViro Tech, Inc. is a development-stage biotechnology company, conducting research focused on developing drug and biological products to treat infectious pathogens and diseases in which lipids (or fat components) play a key role. The Company is currently evaluating products for development, including, therapeutic drugs to treat both infectious and lipid-associated diseases, and, a purification process to produce pathogen-free biologics.

Contact: IR@lipidvirotech.com
Website:  www.lipidviro.com

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.